UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

T3 DEFENSE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

T3 DEFENSE INC.

575 Fifth Avenue, 14th Floor

New York, New York 10017

(212) 791-4663

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 5, 2026

This supplement to the proxy statement (this “Supplement”) is being filed by T3 Defense Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) to supplement the Company’s definitive proxy statement filed with the SEC on July 9, 2026 (as so amended and restated, the “Proxy Statement”), as supplemented by the supplement to the Proxy Statement filed on July 14, 2026 (the “July 14 Supplement”), relating to the Annual Meeting of Stockholders of the Company to be held at 4:00 p.m. eastern time on August 5, 2026, virtually at www.virtualshareholdermeeting.com/DFNS2026SM (the “Annual Meeting”). Holders of record of the Company’s common stock and Series B Convertible Preferred Stock as of the close of business on July 9, 2026, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

This Supplement supersedes the July 14 Supplement and should be read together with the Proxy Statement. Except as supplemented by the information set forth below, the information contained in the Proxy Statement remains unchanged. This Supplement does not change the proposals to be acted upon at the Annual Meeting, or the recommendations of the Board of Directors with respect to those proposals, each as described in the Proxy Statement.

PROPOSAL NO. 3

ADOPTION OF 2026 EVERGREEN EQUITY INCENTIVE PLAN

At the Annual Meeting, the stockholders are being asked to approve and adopt the 2026 Evergreen Equity Incentive Plan (the “Incentive Plan”). The purpose of this Supplement is to correct the information contained in the July 14 Supplement and clarify that the Company’s upcoming reverse stock split which is expected to be effective on July 20, 2026 will cause an adjustment to the number of shares of Company common stock that will initially be available for grant pursuant to awards under the Incentive Plan. Although the Incentive Plan is not currently in effect and will not be in effect at the time of the anticipated reverse stock split, the number of shares available in the Incentive Plan shall be adjusted proportionally as a result of the reverse stock split at the ratio of 1:125. Accordingly, if the Incentive Plan is adopted, the number of shares of Company common stock which will initially be available for grant will be 176,000.

Your Vote Is Important

Whether or not you plan to attend the Annual Meeting, the Company urges you to vote as promptly as possible by following the instructions in the Proxy Statement and on your proxy card or voting instruction form. If you have already voted and do not wish to change your vote, no further action is required.

Cautionary Note Regarding Forward-Looking Statements

This Supplement contains forward-looking statements, including statements regarding the timing of the Company’s potential reverse stock split. These statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied. Additional information concerning these risks is contained in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and its subsequent periodic reports. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

The date of this Supplement is July 16, 2026.